                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




                Date of Report (Date of Earliest Event Reported)
                                 January 1, 2000



                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)




    Delaware                      1-11656                       42-1283895
(State or other               (Commission File                (I.R.S. Employer
jurisdiction of                   Number)                      Identification
 incorporation)                                                   Number)




                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)



                                 (312) 960-5000
              (Registrant's telephone number, including area code)




                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         Effective as of January 1, 2000, General Growth Properties, Inc. (the "Company") appointed ChaseMellon Shareholder Services, L.L.C. to serve in the following capacities: (i) transfer agent and dividend paying agent with respect to the common stock of the Company, par value $.10 per share, under that certain Service Agreement for Transfer Agent Services, dated as of January 1, 2000 (the "Agreement"), (ii) transfer agent and dividend paying agent with respect to all classes of the preferred stock of the Company, under the Agreement, (iii) depositary with respect to 7.25% Preferred Income Equity Redeemable Stock, Series A (the "PIERS"), under that certain Deposit Agreement, dated as of June 4, 1998, (iv) conversion agent with respect to the PIERS, under that certain Certificate of Designations, Preferences and Rights of 7.25% Preferred Income Equity Redeemable Stock, Series A, filed with the Secretary of State of the State of Delaware on June 9, 1998, and (v) rights agent under that certain Rights Agreement, dated November 18, 1998, as amended. In addition, The Chase Manhattan Bank, an affiliate of ChaseMellon Shareholder Services, L.L.C., was appointed administrator of the General Growth Properties, Inc. Dividend Reinvestment and Optional Stock Purchase Plan, under that certain Service Agreement, dated December 10, 1999.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a), (b) and (c) not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GENERAL GROWTH PROPERTIES, INC.



                                             By: /s/ Bernard Freibaum
                                             -------------------------------
                                             Bernard Freibaum
                                             Executive Vice President and
                                             Chief Financial Officer

Date:  January 25, 2000